UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 11, 2021 (April 1, 2021)

Infinity Energy Resources, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-17204	20-3126427
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11900 College Blvd.

Suite 310

Overland Park, KS 66210

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (913) 948-9512

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
—	—	—

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01. Entry into a Material Definitive Agreement.

On July 7, 2015, the Infinity Energy Resources, Inc. (the “Company”) borrowed a total of $50,000 from Global Equity Funding, LLC under a convertible note payable with a conversion rate of $5.60 per share. The term of such note was for a period of 90 days and bore interest at 8% per annum. In connection with the loan and subsequent extensions, the Company issued the individual a warrant for the purchase of 5,000 shares of common stock, par value $0.0001, of the Company (the “Common Stock”) at $5.60 per share for a period of five years from the date of such note and/or extensions.

On April 1, 2021, the Company and the holder of the $50,000 note payable that was in default completed a settlement agreement (“Settlement Agreement”) whereby the Company issued a total of 145,000 shares of Common Stock in exchange for the extinguishment of the outstanding principal, accrued interest and associated Common Stock purchase warrants which totaled $72,874 as of April 1, 2021. The 145,000 shares issued to extinguish the debt obligations were valued at $40,600 based on the closing market price on the date of the extinguishment.

On July 15, 2015, the Company borrowed a total of $35,000 from Stephen Cochenet under a convertible note payable with the conversion rate of $5.60 per share. The term of such note was for a period of 90 days and bore interest at 8% per annum. In connection with the loan and subsequent extensions, the Company issued the individual a warrant for the purchase of 3,500 shares of Common Stock at $5.60 per share for a period of five years from the date of such note and/or extensions.

On April 1, 2021, the Company and the holder of the $35,000 note payable that was in default completed a Settlement Agreement whereby the Company issued a total of 100,000 shares of Common stock in exchange for the extinguishment of the outstanding principal, accrued interest and associated common stock purchase warrants which totaled $50,956 as of April 1, 2021. The 100,000 shares issued to extinguish the debt obligations were valued at $28,000 based on the closing market price on the date of the extinguishment.

The closing of both Settlement Agreements occurred on April 1, 2021 concurrent with the closing of the Company’s recently announced acquisition of oil and gas properties located in Central Kansas. At the closing, the Company issued the Common Stock to the holders in exchange for the convertible notes payable and the Common Stock purchase agreements which were surrendered by the holders for cancellation.

The shares of common stock were issued pursuant to an exemption from the registration requirements under Section 4(a)(2) of the Securities Act since, among other things, the transaction did not involve a public offering.

The foregoing description of the Settlement Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Settlement Agreements, the form of which is attached as Exhibit 10.1 to this Current Report on Form 8-K (this “Report”) and incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

The information set forth in Item 1.01 of this Report is hereby incorporated by reference into this Item 1.02 in its entirety.

Item 3.02 Unregistered Sales of Equity Securities.

The applicable information set forth in Item 1.01 of this Current Report on Form 8-K (this “Form 8-K”) is incorporated by reference into this Item 3.02. The issuance of the Common Stock did not involve a public offering and was exempt from the requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act, which exempts transactions by an issuer not involving any public offering.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
Exhibit 10.1	Form of Settlement Agreement by and between the Company and Global Equity Funding, LLC.
Exhibit 10.2	Form of Settlement Agreement by and between the Company and Stephen Cochenet.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 11, 2021	Infinity Energy Resources, Inc.

	By:	/s/ Stanton E. Ross
	Name:	Stanton E. Ross
	Title:	Chairman, President and Chief Executive Officer